                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Bradlees, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 BRADLEES, INC.
                              ONE BRADLEES CIRCLE
                              BRAINTREE, MA 02184

                                                                     May 3, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of Bradlees, Inc., a Massachusetts corporation (the "Company"), to be held on Wednesday, May 31, 2000 at 9:00 a.m. at the Dedham Hilton, Dedham, Massachusetts.

    The Annual Meeting has been called for the purpose of (i) electing three Class I directors of the Company to serve until the 2003 Annual Meeting and until their respective successors and assigns are duly elected and qualified,
(ii) approving the Company's 2000 Stock Option and Incentive Plan (the "2000 Stock Plan"), (iii) appointing Arthur Andersen LLP as the Company's auditors for the fiscal year ending February 3, 2001 and (iv) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 19, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company. The Board of Directors believes that the 2000 Stock Plan is in the best interest of the Company and therefore recommends that you vote "FOR" the approval of the 2000 Stock Plan. The Board of Directors also recommends that you vote "FOR" the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending February 3, 2001.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                       Sincerely,

                                        [LOGO]
                                        Peter Thorner
                                        CHIEF EXECUTIVE OFFICER

                                 BRADLEES, INC.

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 31, 2000

                                 --------------

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Bradlees, Inc. (the "Company") will be held on Wednesday, May 31, 2000 at 9:00 a.m. at the Dedham Hilton, Dedham, Massachusetts for the following purposes:

    1. To elect three Class I directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2.  To approve the Company's 2000 Stock Option and Incentive Plan; and

    3. To appoint Arthur Andersen LLP as the Company's auditors for the fiscal year ending February 3, 2001.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 19, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                       By Order of the Board of Directors

                                        [LOGO]
                                        David L. Schmitt, CLERK

Braintree, Massachusetts
May 3, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 BRADLEES, INC.
                              ONE BRADLEES CIRCLE
                         BRAINTREE, MASSACHUSETTS 02184

                                 --------------

                                PROXY STATEMENT

                                 --------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

                                                                     May 3, 2000

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bradlees, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on May 31, 2000 at 9:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon
(i) the election of three Class I directors of the Company, (ii) the approval of the Company's 2000 Stock Option and Incentive Plan (the "2000 Stock
Plan") (iii) the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending February 3, 2001, and (iv) any other matters properly brought before the Annual Meeting.

VOTING

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 3, 2000. The Board of Directors has fixed the close of business on April 19, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,820,785 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast on the proposals is required to (i) approve the 2000 Stock Plan and (ii) appoint Arthur Andersen LLP as the Company's auditors. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the proposals to be voted on at the Annual Meeting.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR (I) THE ELECTION OF THE THREE NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (II) THE APPROVAL OF THE 2000 STOCK PLAN AND (III) THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's Annual Report for the year ended January 29, 2000, including the Company's audited financial statements for the fiscal year ended
January 29, 2000, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

    The Board of Directors of the Company is currently comprised of nine members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders.

    At the Annual Meeting, three Class I directors will be elected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee of the Board of Directors has nominated John
A. Curry, Willis G. Ryckman and Laurie M. Shahon for election as Class I directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person so nominated is unable to accept election, the proxies will be voted for the election of such other person or persons as the Nominating Committee of the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

    The election of the Director Nominees requires the affirmative vote of a plurality of the votes cast on the proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following table sets forth certain information with respect to the three Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2001 and 2002 based on information furnished to the Company by each director. The following information is as of April 10, 2000 unless otherwise specified.

    Current Class I directors, Stephen J. Blauner, Lawrence Lieberman and Charles K. MacDonald will not be standing for re-election to the Board of Directors. The Board of Directors thanks each of them for their contributions to the Company.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS I NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING

John A. Curry...............................................     65           *
Willis G. Ryckman...........................................     55           *
Laurie M. Shahon............................................     48           *

CLASS II CONTINUING DIRECTORS--TERM TO EXPIRE IN 2001

Robert A. Altschuler (2)....................................     43        1999
Robert G. Lynn..............................................     50        1997
William H. Roth (3).........................................     48        1999

CLASS III CONTINUING DIRECTORS--TERM TO EXPIRE IN 2002

W. Edward Clingman, Jr. (2) (3).............................     46        1999
John M. Friedman, Jr. (1)...................................     55        1996
Peter Thorner (3)...........................................     56        1997

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

    MR. CURRY previously served as a Director of the Company from January 1994 to February 1999. He has served as President Emeritus of Northeastern University since September 1996. He served as President of Northeastern University from prior to 1995 to 1996.

    MR. RYCKMAN previously served as a Director of the Company from May 1997 to February 1999. He has served as Founder and President of WGR, Inc. since prior to 1995 and of WGR Golf L.P. since prior to 1995. He served as Chairman of the Board of Tri Tech Labs, Inc. and Irma Shorell, Inc. since prior to 1995. He also serves as a Director of Green Heat, LLC, Banyan Hotel Management Corporation, Krasdale Foods, Inc., National Propane Corp. and Panavision, Inc.

    MS. SHAHON has served as President and Founder of Wilton Capital Group since prior to 1995. Ms. Shahon serves as a director of One Price Clothing
Stores, Inc. and Homeland Holding Corporation and its subsidiary, Homeland Stores, Inc.

    MR. ALTSCHULER became a Director of the Company in February 1999. He has served as Vice President and Director of Leasing for Marx Realty & Improvement Co., Inc. since prior to 1995. Since 1996, Mr. Altschuler has also served as Class A Member Representative for Victory Markets, LLC.

    MR. LYNN became President and Chief Operating Officer of the Company in April 1998. He served as President and Chief Merchandising Officer of the Company from April 1997 to April 1998. Mr. Lynn was elected a Director of the Company in April 1997. Prior to joining the Company, he was a consultant to various retail and manufacturing clients from January 1996 to April 1997. He was Vice Chairman and Chief Operating Officer of American Eagle Outfitters, Inc. from January 1995 to December 1995 and a Director from prior to 1995 to December 1995. Mr. Lynn was a retail consultant to the creditors' committee in the McCrory bankruptcy from prior to 1995 to January 1995.

    MR. ROTH became a Director of the Company in February 1999. He has served as a partner at the law firm of Kelly & Roth since prior to 1995.

    MR. CLINGMAN became a Director of the Company in February 1999. As a founder and principal of Clingman & Hanger Management Associates, L.L.C., a management consulting firm, Mr. Clingman became President, Chief Executive Officer and Director of Venture Stores, Inc. ("Venture") in July 1999 with responsibility for completing its liquidation and related wind-down. Venture filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in 1998. Mr. Clingman served as President and Chief Executive Officer of Best Products Co., Inc. ("Best Products") from 1997 to 2000 (during Best Products' liquidation and related wind-down). Prior to serving as President and Chief Executive Officer, Mr. Clingman served as Senior Vice President, General Counsel and Secretary of Best Products from May 1996 to December 1996. He served as Vice President, General Counsel and Secretary of Best Products from prior to 1995 to May 1996. On September 24, 1996, while Mr. Clingman was Senior Vice President, General Counsel and Secretary of Best Products, Best Products filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Best Products was subsequently liquidated.

    MR. FRIEDMAN became a Director of the Company in 1996. Mr. Friedman was a partner at Dewey Ballantine LLP from prior to 1995 to his retirement in April 1996.

    MR. THORNER has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1997. He served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company from December 1996 to April 1997. He served as President and Chief Operating Officer of the Company from June 1995 to December 1996 and he was elected a Director of the Company in July 1995. He was Vice Chairman of the Company from March 1995 to June 1995.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of the Company held 10 meetings during the fiscal year ended January 29, 2000. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a director or committee member.

    The Board of Directors has established an audit committee (the "Audit Committee"), a compensation committee (the "Compensation Committee") and a nominating committee (the "Nominating Committee"). The Audit Committee, which consists solely of outside directors and is governed by the Audit Committee Charter, recommends to the Board of Directors the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and confirms and assures the independence of both the internal auditors and the independent accountants. The current members of the Audit Committee are W. Edward Clingman, Jr. (Chairman), Robert A. Altschuler and Lawrence Lieberman. The Company is in the process of identifying an additional non-employee member of the Board of Directors to fill the position on the Audit Committee which will be created by the departure of Mr. Lieberman from the Board of Directors.

    The Compensation Committee, which consists solely of outside directors, reviews and recommends to the Board of Directors the compensation arrangement for all directors and certain officers, approves such arrangements for other senior level executives and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Compensation Committee also determines the number of options to be granted or shares of Common Stock to be issued to eligible persons under the Company's 1999 Stock Option Plan (the "1999 Option Plan") and its 2000 Stock Plan. In addition, the Compensation Committee establishes, amends and revokes rules and regulations for administration of these plans. The current members of the Compensation Committee are John M. Friedman, Jr. (Chairman), Stephen J. Blauner and Charles K. MacDonald. The Company is in the process of identifying two other non-employee members of the Board of Directors to fill the positions on the Compensation Committee which will be created by the departure of Messrs. Blauner and MacDonald from the Board of Directors.

    The Nominating Committee consists of the Chairman of the Board and two non-employee directors nominated by the Chairman of the Board and approved by a majority of the Board. The purpose of the Nominating Committee is to facilitate the nomination of directors to fill vacancies on the Board. The members of the Nominating Committee are Peter Thorner (Chairman), William H. Roth and W. Edward Clingman, Jr. Stockholders of the Company seeking to nominate candidates for election as directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's by-laws, as described under "Stockholder Proposals" below.

DIRECTOR COMPENSATION

    In 1999, each director who was not an employee of the Company received an annual retainer of $30,000. For 2000, the Board of Directors approved the following compensation for each director who is not an employee of the
Company: (i) a $24,000 annual retainer; (ii) a $2,500 annual retainer for Committee Chairman; (iii) a $1,000 meeting fee for each meeting of the Board of Directors attended; (iv) a $500 meeting fee for each telephonic meeting of the Board of Directors attended; (v) a $1,000 meeting fee for each committee meeting attended; and (vi) a $500 meeting fee for each telephonic committee meeting attended. In addition, under the 2000 Stock Plan, each non-employee director will also receive an annual stock option grant to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. Unless earlier terminated, all options granted to the non-employee directors under the proposed program will vest on the date that is one year after the grant of such options. Directors who are also employees of the Company do not receive any remuneration for serving as directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal 1999 (collectively, the "Named Executive Officers") with respect to the three fiscal years ended January 29, 2000.

                                                                                    LONG-TERM COMPENSATION
                                                                              -----------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                              ------------------------   --------
                                              ANNUAL COMPENSATION                            SHARES
                                    ---------------------------------------   RESTRICTED   UNDERLYING
       NAME AND                                              OTHER ANNUAL       STOCK        OPTIONS       LTIP       ALL OTHER
  PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)   COMPENSATION($)      AWARDS     GRANTED(#)    PAYOUTS    COMPENSATION
----------------------   --------   ---------   --------   ----------------   ----------   -----------   --------   -------------
Peter Thorner.........     1999     $934,009    $635,938(1)            (2)           --      250,000           --    $1,829,168(3)
CHAIRMAN AND CHIEF         1998     $847,596    $467,500(4)     $55,836(5)           --           --     $550,000(6)  $  601,169(7)
EXECUTIVE OFFICER          1997     $741,827    $299,063(8)            (2)           --           --     $150,000(6)  $    9,318(11)

Robert G. Lynn........     1999     $599,999    $375,000(1)            (2)           --      100,007           --    $  344,754(3)
DIRECTOR, PRESIDENT,
  AND                      1998     $586,442    $300,000(4)            (2)           --           --           --    $  189,020(7)
CHIEF OPERATING
  OFFICER                  1997     $401,827(9) $196,875(8)     $29,109              --           --           --    $      840(11)

Cornelius F. Moses,
  III.................     1999     $300,000    $131,250(1)            (2)           --       36,363           --    $  158,851(3)
SENIOR VICE PRESIDENT
  AND                      1998     $282,343    $105,000(4)            (2)           --           --           --    $  128,636(7)
CHIEF FINANCIAL
  OFFICER                  1997     $279,175    $84,012(8)            (2)            --           --           --    $    1,054(11)

Thomas N. Smith.......     1999     $295,000    $129,062(1)            (2)           --       36,363           --    $   34,986(3)
SENIOR VICE PRESIDENT,     1998     $295,000    $103,250(4)            (2)           --           --           --    $   76,004(10)
Stores                     1997     $ 45,385(9)      --             --               --           --           --    $  127,768(12)

David L. Schmitt......     1999     $255,000    $111,562(1)            (2)           --       36,363           --    $  124,808(3)
SENIOR VICE PRESIDENT,     1998     $246,154    $89,250(4)            (2)            --           --           --    $  103,980(7)
GENERAL COUNSEL,           1997     $243,751    $73,500(8)            (2)            --           --           --    $      912(11)
SECRETARY AND CLERK

------------------------------

(1) Includes an earned bonus paid in April 2000 pursuant to the Company's Corporate Bonus Plan.

(2) Perquisites and other personal benefits for the indicated periods did not exceed the lesser of $50,000 or 10% of reported salary and bonus.

(3) Includes premiums paid by the Company with respect to term life insurance for the calendar year ended December 31, 1999 and the following earned bonuses paid in February 2000 pursuant to the Company's Management Emergence Bonus Plan following the paydown of the outstanding convertible notes of the
    Company: Mr. Thorner--$814,890; Mr. Lynn--$238,494; Mr. Moses--$152,717;
    Mr. Smith--$33,870; and Mr. Schmitt--$118,846. If an employee leaves the Company for any reason, other than death, disability, an involuntary termination without Cause (as defined) or a voluntary termination for Good Reason (as defined), within one year of receiving a payment under the Management Emergence Bonus Plan, then the payment shall be subject to partial or total recoupment. Also includes a special incentive award granted by the Compensation Committee of the Board of Directors to Mr. Thorner for 1999 in the amount of $1,000,000, of which $500,000 was paid to Mr. Thorner in January 2000 (See "Employment Agreement with Mr. Thorner" below). In addition, includes a special incentive award granted by the Compensation Committee of the Board of Directors to Mr. Lynn for 1999 and 2000 (combined) in an amount up to a total of $500,000 to be awarded at Mr. Thorner's discretion. Mr. Thorner has to date elected to award $200,000 to Mr. Lynn, $100,000 of which was paid to Mr. Lynn in February 2000. Also includes the following matching contributions made by the Company pursuant to the Bradlees 401(k) Savings Plan (the "401(k) Plan"); Mr. Thorner--$5,000;
    Mr. Lynn--$5,000; Mr. Moses--$5,000; Mr. Smith--$0; and
    Mr. Schmitt--$5,000.

(4) Includes an earned bonus paid in April 1999 pursuant to the Company's Corporate Bonus Plan.

(5) Includes $26,400 for an automobile allowance and $29,436 for reimbursement of certain legal and annual financial counseling expenses and the tax liabilities related to such reimbursement.

(6) Represents amounts paid pursuant to the Company's Enterprise Appreciation Incentive Plan which was terminated upon the Company's emergence from bankruptcy.

(7) Includes premiums paid by the Company with respect to term life insurance for the calendar year ended December 31, 1998 and the following earned bonuses paid following the Company's emergence from bankruptcy pursuant to the Company's Management Emergence Bonus Plan: Mr. Thorner--$400,000;
    Mr. Lynn--$116,667; Mr. Moses--$75,000; and Mr. Schmitt--$58,333. Also
    includes the following deferred payments, with interest, paid following the Company's emergence from bankruptcy with respect to the bonuses earned pursuant to the Company's Corporate Bonus Plan in fiscal 1997 and/or its predecessor, the Retention Bonus Plan in fiscal 1995;
    Mr. Thorner--$190,228; Mr. Lynn--$69,873; Mr. Moses--$52,017; and
    Mr. Schmitt--

    $44,251. Also includes the following matching contributions made by the Company pursuant to the 401(k) Plan: Mr. Thorner--$1,798; Mr. Lynn--1,385; Mr. Moses--$692; and Mr. Schmitt--$588.

(8) Includes an earned bonus paid in April 1998 pursuant to the Company's Corporate Bonus Plan, but excludes the following deferred payments which were paid, with interest, following the Company's emergence from bankruptcy:
    Mr. Thorner--$99,688; Mr. Lynn--$65,625; Mr. Moses--$28,004; and
    Mr. Schmitt--$24,500.

(9) Represents a partial year beginning when Mr. Lynn joined the Company in April 1997 and Mr. Smith joined the Company in December 1997.

(10) Includes premiums paid by the Company with respect to term life insurance for the calendar year ended December 31, 1998. Also includes $58,351 for relocation expenses related to Mr. Smith's employment as Senior Vice President, Stores of the Company and reimbursement for tax liabilities related to such relocation expenses. Also includes an earned bonus of $16,667 paid in 1999 pursuant to the Company's Management Emergence Bonus Plan.

(11) Includes premiums paid by the Company with respect to term life insurance for the calendar year ended December 31, 1997.

(12) Includes a signing bonus, reimbursement of temporary housing expenses and the tax liabilities related to such reimbursement and other incidental expenses related to Mr. Smith's employment as Senior Vice President, Stores of the Company.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information regarding options granted during the fiscal year ended January 29, 2000 by the Company to the Named Executive Officers.

                                                                                           POTENTIAL REALIZABLE
                                                             INDIVIDUAL GRANTS                     VALUE
                                                   -------------------------------------     AT ASSUMED ANNUAL
                                                   % OF TOTAL                                      RATES
                                      NUMBER OF     OPTIONS                                   OF STOCK PRICE
                                      SECURITIES    GRANTED                                    APPRECIATION
                                      UNDERLYING       TO       EXERCISE OR                 FOR OPTION TERM(2)
                                       OPTIONS     EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
NAME                                   GRANTED     IN 1999(1)     ($/SH)         DATE        5%($)      10%($)
----                                  ----------   ----------   -----------   ----------   ---------   ---------
Peter Thorner.......................   250,000         28%         $4.22        4-15-04    1,707,987   2,306,915
Robert G. Lynn......................   100,007         11%         $4.22        4-15-04      683,243     922,830
Cornelius F. Moses, III.............    36,363          4%         $4.22        4-15-04      248,430     335,545
Thomas N. Smith.....................    36,363          4%         $4.22        4-15-04      248,430     335,545
David L. Schmitt....................    36,363          4%         $4.22        4-15-04      248,430     335,545

------------------------

(1) Based on a total of 887,050 options granted to employees in 1999.

(2) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth certain information regarding stock options exercised during the fiscal year ended January 29, 2000 and stock options held as of January 29, 2000 by the Named Executive Officers.

                                                                   NUMBER OF
                                                               SHARES UNDERLYING                   VALUE OF UNEXERCISED
                         SHARES                              UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS AT
                        ACQUIRED                                FISCAL YEAR-END                     FISCAL YEAR-END(2)
                           ON            VALUE        ------------------------------------   ---------------------------------
NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE(#)(3)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                   -----------   --------------   -----------------   ----------------   --------------   ----------------
Peter Thorner........       0                --            83,333              166,667           398,332           796,668
Robert G. Lynn.......       0                --            33,335               66,672           159,341           318,692
Cornelius F. Moses,
  III................       0                --            12,121               24,242            57,938           115,877
Thomas N. Smith......       0                --            12,121               24,242            57,938           115,877
David L. Schmitt.....       0                --            12,121               24,242            57,938           115,877

--------------------------

(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2) Year-end value is based on the closing market price per share on January 28, 2000 ($9.00), the last trading day of the fiscal year, less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

(3) Includes options exercisable within 60 days after January 29, 2000.

RETIREMENT PLANS

    The Company maintains a qualified retirement plan (the "Retirement Plan") for eligible employees. The retirement benefits under the Retirement Plan are determined pursuant to a benefit formula that takes into account the employee's Final Average Compensation (as defined in the Retirement Plan), and/or years of service, up to 30 years. Effective December 31, 1998, the Retirement Plan for non-union employees was frozen for credited service and salary adjustments and the Company reinstated matching contributions to its 401(k) Plan. All benefits under the Retirement Plan, except the minimum benefits, are subject to an integration offset based upon the employee's Covered Compensation (as defined in the Retirement Plan) or Final Average Compensation, if less. The Company also maintains a non-qualified Supplemental Executive Retirement Plan (the "Supplemental Plan"). Under the Supplemental Plan, as amended in the third quarter of 1999, an eligible employee, upon normal retirement at age 65, may receive supplemental retirement benefits equal to his Final Average Compensation, minus the sum of (a) 50% of his Social Security benefits and
(b) the annual benefit payable from the Retirement Plan multiplied by a percentage factor which ranges from 10% to 385%, depending on the employee's years of service. The benefits from the Supplemental Plan are payable in the form of a single lump sum amount. The following table shows the estimated lump sum retirement benefits which will be payable to participating employees from the Retirement Plan and the Supplemental Plan after selected periods of service. These benefits presented below do not reflect the Social Security or Retirement Plan offset described above.

                               PENSION PLAN TABLE
                     ESTIMATED LUMP SUM RETIREMENT BENEFITS

        FINAL AVERAGE                   10 YEARS OF                 15 OR MORE YEARS
        COMPENSATION*                     SERVICE                      OF SERVICE
        -------------                   -----------                 ----------------
          $200,000                       $380,000                       $770,000
          $250,000                       $475,000                       $962,500
          $300,000                       $570,000                      $1,155,000
          $400,000                       $760,000                      $1,540,000
          $500,000                       $950,000                      $1,925,000
          $600,000                      $1,140,000                     $2,310,000
          $700,000                      $1,330,000                     $2,695,000
          $800,000                      $1,520,000                     $3,080,000
          $900,000                      $1,710,000                     $3,465,000
         $1,000,000                     $1,900,000                     $3,850,000
         $1,100,000                     $2,090,000                     $4,235,000
         $1,200,000                     $2,280,000                     $4,620,000
         $1,300,000                     $2,470,000                     $5,005,000
         $1,400,000                     $2,660,000                     $5,390,000
         $1,500,000                     $2,850,000                     $5,775,000
         $1,600,000                     $3,040,000                     $6,160,000

------------------------

* Federal law limits the amount of compensation that may be taken into account in calendar year 1999 in calculating benefits under the Retirement Plan to $160,000 and limits the annual benefits that may be payable in calendar year 1999 to $130,000. These tax limits do not apply to benefits payable from the Supplemental Plan.

    Compensation recognized under the Retirement Plan is the participant's annualized rate of base salary. Compensation under the Supplemental Retirement Plan is the participant's base salary, bonus and severance lump sum. The calculation of retirement benefits under both plans is generally based upon the participant's highest annual compensation averaged over 36 months. As of December 31, 1999, the years of credited service for the Retirement Plan, given the freeze discussed above, for Messrs. Thorner, Lynn, Moses, Smith, and Schmitt were 4, 2, 4, 0 and 4, respectively. As of December 31, 1999, the years of credited service for the Supplemental Plan for Messrs. Thorner, Lynn, Moses, Smith, and Schmitt were 10, 3, 5, 2, and 5, respectively.

EMPLOYMENT AGREEMENT WITH MR. THORNER

    Bradlees has entered into a three-year employment agreement with Mr. Thorner, commencing as of October 26, 1995 and amended as of November 7, 1997 and as of May 3, 1999. This employment agreement is automatically extended for one additional day each day unless either party gives the other party two years written notice of its election not to extend the employment agreement.
Mr. Thorner's current base salary under the employment agreement is $925,000. The agreement also provides for certain retirement benefits, for reimbursement of certain legal, annual financial counseling and relocation expenses and participation in the Company's employee benefit plans. The employment agreement also provides that in the event of Mr. Thorner's termination of employment by the Company (including following a change in control of the Company) without Cause or Good Reason (as defined in the employment agreement), Mr. Thorner would generally be entitled to all payments and benefits called for under the agreement for the remainder of its term. Upon the Company's emergence from bankruptcy, a $3,000,000 letter of credit was provided to Mr. Thorner pursuant to the terms of the employment agreement.

    On September 8, 1999, the Compensation Committee awarded Mr. Thorner a special annual incentive award of $1,000,000 both as a retention incentive and in recognition of, among other things, the Company's strong operating performance since emerging from bankruptcy. One-half of this bonus was paid on January 15, 2000 and the second-half is payable on April 15, 2001 subject to the satisfaction of certain conditions, and subject to an obligation on Mr. Thorner's part to repay all or a portion of each bonus payment should he voluntarily leave the employ of the Company for other than Good Reason within approximately fifteen months of the January 2000 payment or within 12 months of the April 2001 payment.

SEVERANCE ARRANGEMENTS

    In 1995 the Company established a severance program (the "Severance Program") that covers all officers, Vice President and above, and certain other employees of the Company, but not including Mr. Thorner who has a separate employment agreement (see Employment Agreement with Peter Thorner above). If the employment of any participant in the Severance Program is terminated other than for Cause, death, disability or by the employee, then salary is guaranteed, subject to mitigation by other employment, for up to eighteen months for the President and Senior Vice Presidents, twelve months for Vice Presidents and certain other employees, and six months for certain other employees. In addition, certain participants would also receive a lump-sum payment equal to the amount of any target incentive payment for the fiscal year in which the termination occurred (the "Severance Lump Sum").

    If the employment of certain participants is terminated other than for Cause, death, disability or retirement, or is terminated under certain other circumstances, within one year following a change of control of the Company, the employee will receive a lump-sum payment. The payment is the Severance Lump Sum amount plus one and one-half times the annual salary in effect immediately prior to the change of control (the "Annual Salary") for the President and Senior Vice Presidents and one times the Annual Salary for Vice Presidents. The other participants will receive up to one times their Annual Salary, payable over a period of up to one year and subject to mitigation by other employment. For purposes of the Severance Program, a change of control includes but is not limited to the acquisition by any person of beneficial ownership of 50% or more of the Company's outstanding voting securities, or the failure of the incumbent members of the Board of Directors to continue to constitute a majority of the Board unless the election of the new directors has been approved by the incumbent directors.

STOCK PERFORMANCE CHART

    The following chart provides an annual comparison from February 3, 1999 (the date the Company's Plan of Reorganization became effective and its Common Stock was first publicly traded) of the cumulative total shareholder return (assuming reinvestment of any dividends) among Bradlees, Inc., an SIC Code Index (SIC Code 5331, Variety Stores) and a NASDAQ Market Index. The historical information set forth below is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
        AMONG BRADLEES, A VARIETY STORE INDEX AND A NASDAQ MARKET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     2/3/99  4/30/99  7/30/99  10/29/99  1/28/00
BRADLEES, INC.          100    84.62   205.13    115.38    92.31
SIC CODE INDEX          100   107.11    99.74    120.47   116.73
NASDAQ MARKET INDEX     100   100.73   104.18    116.08    154.4

DOLLARS

REPORT OF THE COMPENSATION COMMITTEE

    The Company's Board of Directors has established a Compensation Committee to oversee the administration of compensation matters as they relate to the Company's senior executives. The Compensation Committee is composed solely of non-employee directors. The Compensation Committee's responsibilities are to
(i) review with the Chief Executive Officer his performance and the performance of other senior executive officers of the Company, (ii) review and establish the base salary of the Chief Executive Officer and other senior executive officers of the Company, (iii) review and approve the annual incentive bonus compensation, (iv) issue and administer grants and awards to employees under the 1999 Option Plan and the 2000 Stock Plan, and (v) report periodically on its activities to the Board of Directors.

    OBJECTIVE OF THE COMPANY'S COMPENSATION PROGRAM. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and meeting the Company's goals and objectives. The Compensation Committee believes that a combination of cash and equity-based compensation provides the most effective means of properly incentivizing the Company's executives while also better aligning their interests with those of the Company's stockholders.

    The Company uses a three-pronged approach to its compensation for its senior executives. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company offers discretionary bonuses to senior executive officers based upon the achievement of corporate and individual performance goals, with the objective of rewarding executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1999 Option Plan and its 2000 Stock Plan as a long-term incentive for the senior executive officers of the Company. The Compensation Committee believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a three-year period.

    COMPENSATION COMMITTEE PROCEDURES. The Compensation Committee reviews its compensation policies on an annual basis and considers specific compensation matters with regard to executives throughout the year. The Compensation Committee meets periodically, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's senior executive officers are generally reported to all of the non-employee directors.

    FACTORS CONSIDERED IN SETTING COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Compensation Committee considers numerous qualitative and quantitative factors in setting the Chief Executive Officer's compensation levels. These factors include the operating results (such as total sales growth, comparable store sales growth, gross margins, net income and EBITDA) for the Company and the price of its Common Stock for the preceding year as well as the expected operating results for the coming year. In addition, the Compensation Committee considers a number of other factors which are not subject to precise measurement and which can only be properly assessed over the long term.

    COMPENSATION DECISIONS FOR CHIEF EXECUTIVE OFFICER. Mr. Thorner has served as the Chairman and Chief Executive Officer of the Company since December 1996. The Compensation Committee believes that Mr. Thorner's performance in leading the Company out of bankruptcy was exceptional and that he has contributed significantly to the Company's strong results for fiscal 1999. Mr. Thorner's current base salary is $925,000. In addition, on September 8, 1999 the Compensation Committee awarded Mr. Thorner a $1.0 million bonus based on a number of factors including to reward Mr. Thorner for the Company's extraordinary operating performance since its emergence from bankruptcy at the beginning of fiscal 1999 and to provide incentive compensation to Mr. Thorner that can be used as a retention tool. Towards that end, one-half of the bonus was paid in January 2000, and the balance is payable in April 2001 subject to the satisfaction of certain conditions, and subject to an obligation on Mr. Thorner's part to repay all or a portion of each bonus payment should he voluntarily leave the employ of the Company for other than Good Reason within approximately fifteen months of the January 2000 payment or within twelve months of the April 2001 payment.

    DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to each executive officer named in the compensation table of the Company's proxy statement to $1 million, unless certain requirements are met. The Compensation Committee believes that the cash incentive payments paid or to be paid to Mr. Thorner serve the best interests of the Company and its stockholders by allowing the Company to retain Mr. Thorner as its Chairman and Chief Executive Officer, even if certain of the cash incentive compensation paid to Mr. Thorner did not meet the requirements of Section 162(m), and the Compensation Committee believes that the requirements of Section 162(m) have, in fact, been met.

                  Submitted by the Compensation Committee for
                                  fiscal 1999

                        JOHN M. FRIEDMAN, JR., Chairman
                               STEPHEN J. BLAUNER
                              CHARLES K. MACDONALD

CERTAIN RELATIONSHIPS

    In February 1998, the Company made a loan in the amount of $100,000 to Thomas N. Smith, Senior Vice President, Stores, in connection with his relocation. This loan was interest-free and payable on January 30, 1999. The due date was extended until April 15, 1999, with interest at 10% per annum during the extension period. The loan was repaid in full. In September 1998, the Company made a loan in the amount of $100,000 to Bruce Conforto, Senior Vice President and Chief Information Officer, in connection with his relocation. This loan was interest-free and payable on or prior to March 31, 1999. The loan was repaid in full.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based on a review of the reports of changes in beneficial ownership of the Company's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended January 29, 2000, with the following exception: the Form 3 for Mr. Alfred Snyder, Senior Vice President, Logistics, was filed late.

                                   PROPOSAL 2
              APPROVAL OF THE 2000 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL

    On March 1, 2000, the Board of Directors voted to adopt the 2000 Stock Plan, subject to its approval by the stockholders at the Annual Meeting. The 2000 Stock Plan authorizes the Company to issue to key employees and others up to 1,250,000 shares of Common Stock pursuant to various stock incentive awards. The number of shares of Common Stock reserved for issuance under the 2000 Stock Plan is subject to adjustment for stock splits, stock dividends and similar events.

    The Board of Directors believes that approval of the 2000 Stock Plan is critical to the future growth and success of the Company. The market for highly-talented executives in the retail industry is extremely competitive. One of the key factors in attracting and retaining these executives is the ability to offer equity-based compensation incentives. A large portion of the options available for issuance under the Company's 1999 Option Plan were granted pursuant to the Company's Plan of Reorganization in connection with its emergence from bankruptcy. The 2000 Stock Plan provides the Company with the ability to make equity-based awards to attract and retain vital executives in the future.

SUMMARY OF THE 2000 STOCK OPTION AND INCENTIVE PLAN

    The following description of certain features of the 2000 Stock Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2000 Stock Plan.

    PLAN ADMINISTRATION. The 2000 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). No less than two members of the Committee must be "Non-Employee Directors" as the term is defined under the rules promulgated by the Securities and Exchange Commission.

    The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2000 Stock Plan.

    ELIGIBILITY AND LIMITATIONS ON GRANTS. Persons eligible to participate in the 2000 Stock Plan are those officers, other employees, consultants and prospective employees of the Company and any subsidiary who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee. Directors of the Company are also eligible to participate in the 2000 Stock Plan.

    In no event may any one participant receive options and stock appreciation rights to purchase more than 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) during any one calendar-year period. In addition, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

    STOCK OPTIONS. The 2000 Stock Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under
Section 422 of the Code ("Incentive Options") and (ii) options that do not so qualify ("Non-Qualified Options"). Only employees of the Company (and any subsidiaries) may be granted Incentive Stock Options. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options, and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. However, employees participating in the 2000 Stock Plan may be granted, in the discretion of the Committee, discounted Non-Qualified Options in lieu of cash bonuses.

    The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2000 Stock Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options (including options granted under predecessor plans) may be accelerated by the Committee.

    Upon exercise of options, the option exercise price must be paid in full either in cash or by certified check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be deliverable to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

    At the discretion of the Committee, stock options granted under the 2000 Stock Plan may include a "reload" feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

    To qualify as Incentive Options, options must meet additional federal income tax requirements, including limits in the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    STOCK APPRECIATION RIGHTS. The Committee may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of freestanding SAR, the price per share specified in such right, which price may not be less than the fair market value of the Common Stock on the date of grant), multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

    STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. The 2000 Stock Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 2000 annual meeting, will automatically be granted on such a day a Non-Qualified Option to acquire 2,500 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of the Common Stock on the date of the grant. Such Non-Qualified Option may not be exercised before the first anniversary of the date of grant.

    RESTRICTED STOCK. The Committee may award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the recipients will forfeit their awards of Restricted Stock.

    DEFERRED STOCK AWARDS. The Committee may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

    UNRESTRICTED STOCK. The Committee may also grant (at no cost or for a purchase price determined by the Committee) shares of Common Stock which are free from any restrictions under the 2000 Stock Plan ("Unrestricted Shares"). Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to the recipient.

    PERFORMANCE SHARE AWARDS. The Committee may also grant performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and other such conditions as the Committee shall determine.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGER, ETC. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events.

    AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the 2000 Stock Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the 2000 Stock Plan qualify as Incentive Options or awards granted under the 2000 Stock Plan qualify as performance-based compensation, amendments shall be subject to approval by the Company's stockholders.

    SECTION 162(M) COMPLIANCE. To ensure that certain awards (e.g. restricted stock, performance shares, and deferred stock) granted to the top five Named Executive Officers under the 2000 Stock Plan qualify as "performance-based compensation" under Section 162(m) of the Code, the 2000 Stock Plan provides that the Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria which may include any or all of the following: (i) the Company's return on equity, assets, capital or investment;
(ii) pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing; (iii) comparable store sales results; (iv) total stockholder return;
(v) changes in the market price of the Company's Common

Stock; (vi) sales or market share; (vii) earnings per share; or (viii) a change in the number of stores. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. To satisfy the requirements of Section 162(m) of the Code, stock options and stock appreciation rights with respect to no more than 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar-year period. In addition, the maximum award of restricted stock, performance-based compensation under Section 162(m) of the Code will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

    CHANGE OF CONTROL PROVISIONS. The 2000 Stock Plan provides that in the event of a "Change of Control" (as defined in the 2000 Stock Plan) of the Company, all stock options and stock appreciation rights granted under the 2000 Stock Plan shall automatically become fully exercisable. The restrictions and conditions on all other awards which relate solely to the passage of time and continued employment shall automatically be deemed waived, unless otherwise provided in the award agreement. In addition, at any time prior to or after a Change in Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

NEW PLAN BENEFITS

    Approximately 350 employees and seven non-employee directors are currently eligible to participate in the 2000 Stock Plan. Non-Qualified Options to purchase 17,500 shares will be granted to non-employee directors in 2000 assuming approval of the 2000 Stock Plan. Each Non-qualified Option granted to a non-employee director will have an option exercise price equal to the fair market value of the Common Stock on the date of grant. The number of shares that may be granted to executive officers and other persons is undeterminable at this time, as such grants are subject to the discretion of the Committee.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of transactions under the 2000 Stock Plan. It does not describe all federal tax consequences under the 2000 Stock Plan, nor does it describe state or local tax consequences.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

    If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment.

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the 2000 Stock Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of a Non-Qualified Option is paid by tendering shares of Common Stock.

    PARACHUTE PAYMENTS. The exercise of any portion of any option or other award that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal exercise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

    LIMITATION ON COMPANY'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 2000 Stock Plan may be limited to the extent a Covered Employee (e.g. one of the Named Executive Officers) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

VOTE REQUIRED FOR APPROVAL

    The proposed approval of the 2000 Stock Plan requires the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS BELIEVES THAT THE 2000 STOCK PLAN IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 STOCK PLAN.

                                   PROPOSAL 3
                 APPOINTMENT OF COMPANY'S INDEPENDENT AUDITORS

    Arthur Andersen LLP, Independent Public Accountants has been the auditor of the Company since 1997. The Audit Committee and the Board of Directors have proposed that Arthur Andersen LLP be appointed as auditor of the Company for the fiscal year ending February 3, 2001. A representative of Arthur Andersen LLP will attend the Annual Meeting and be available to respond to appropriate questions.

VOTE REQUIRED FOR APPOINTMENT

    The proposed appointment of the Company's auditors requires the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2001.

                                 OTHER MATTERS

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table presents information as of April 10, 2000 with regard to each director continuing in such position following the Annual Meeting, each nominee for election as a director at the Annual Meeting, each Named Executive Officer, all executive officers, continuing directors and nominees as a group and each person or entity believed by the Company to beneficially own more than 5% of the Company's Common Stock. All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                   DIRECTORS, NOMINEES,
                   EXECUTIVES OFFICERS,                     SHARES BENEFICIALLY     PERCENTAGE OF ALL
              AND 5% BENEFICIAL OWNERS(1)(2)                     OWNED(2)         OUTSTANDING SHARES(3)
----------------------------------------------------------  -------------------   ---------------------
Awad Asset Management, Inc................................       1,286,590                 12.9%
Gemina Partners, L.P.(4)..................................         656,000                  6.6%
Robert A. Altschuler......................................               0                    *
W. Edward Clingman, Jr....................................           2,500                    *
John A. Curry.............................................               0                    *
John M. Friedman, Jr......................................               0                    *
Robert Lynn...............................................          66,670(5)                 *
Cornelius F. Moses, III...................................          24,242(6)                 *
William H. Roth...........................................           1,500                    *
Willis G. Ryckman.........................................           5,000                    *
David L. Schmitt..........................................          24,242(7)                 *
Laurie M. Shahon..........................................           2,000                    *
Thomas N. Smith...........................................          24,242(8)                 *
Peter Thorner.............................................         166,666(9)               1.7%
All directors and executive officers
as a group (consisting of 20 people)......................         486,756                  4.9%

------------------------

*   Represents less than 1.0% of the issued and outstanding shares of Common
    Stock.

(1) Unless otherwise indicated, the mailing address for each stockholder and director is c/o the Company, One Bradlees Circle, Braintree, Massachusetts 02184. The mailing address for Awad Asset Management, line. is 250 Park Avenue, 2nd Floor, New York, New York 10177. The mailing address for Gemina Partners, L.P. is 900 Third Avenue, New York, New York 10022.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition of, a security). In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2000 are deemed outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. We have issued warrants to purchase 941,534 shares of our Common Stock, out of a maximum authorized amount of 1,000,000 warrants, to certain creditors after the surrender of their pre-petition notes, but until such surrender is complete, all of the recipients of such warrants are not determinable.

(3) Percentage ownership is based upon 9,966,720 shares of Common Stock issued or presumed issued and outstanding as of April 10, 2000. This includes certain shares expected to be issued as final unresolved pre-petition claims are settled.

(4) Gemina Capital Management, L.L.C., as the general partner of Gemina Partners, L.P., and Leonard Schuster and Steven Schuster, as the managing members of Gemina Capital Management, L.L.C., each may be deemed to be the indirect beneficial owners of the 656,000 shares of the Company's Common Stock directly held by Gemina partners, L.P. In addition, Leonard Schuster and Steven Schuster may be deemed to be the indirect beneficial owners of 203,500 shares of the Company's Common Stock directly held by Stelvio Limited, a Jersey Channel Islands company that they jointly control.

(5) Includes options to purchase 66,670 shares of Common Stock which are exercisable within 60 days of April 10, 2000 but excludes options to purchase 33,337 shares of Common Stock which are not currently exercisable.

(6) Includes options to purchase 24,242 shares of Common Stock which are exercisable within 60 days of April 10, 2000 but excludes options to purchase 12,121 shares of Common Stock which are not currently exercisable.

(7) Includes options to purchase 24,242 shares of Common Stock which are exercisable within 60 days of April 10, 2000 but excludes options to purchase 12,121 shares of Common Stock which are not currently exercisable.

(8) Includes options to purchase 24,242 shares of Common Stock which are exercisable within 60 days of April 10, 2000 but excludes options to purchase 12,121 shares of Common Stock which are not currently exercisable.

(9) Includes options to purchase 166,666 shares of Common Stock which are exercisable within 60 days of April 10, 2000 but excludes options to purchase 83,334 shares of Common Stock which are not currently exercisable.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses associated therewith.

STOCKHOLDER PROPOSALS

    For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 2001 Annual Meeting, it must be received at the principal executive office of the Company on or before January 3, 2001. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and should be directed to Clerk:, Bradlees, Inc., One Bradlees Circle, Braintree, Massachusetts 02184.

    Pursuant to the Company's by-laws, stockholders of the Company seeking to bring business before an annual meeting of stockholders (other than proposals to be considered for inclusion in the Company's proxy statement described above), or to nominate candidates for election as directors at an annual meeting of stockholders, must comply with the requirements set forth in the Company's by-laws. The Company's by-laws provide that any stockholder of record wishing to have such a stockholder proposal or director nomination considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation as set forth in the by-laws to the Company at the Company's principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date of the prior year's annual meeting or more than 60 days after the anniversary date of the prior year's annual meeting, notice must be so delivered not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such annual meeting or
(B) the 15th day following the day on which the Company first makes a public announcement of the date of such annual meeting. Proxies solicited by the Board of Directors may, under certain circumstances prescribed in Rule 14a-4 of the Exchange Act, be voted in accordance with the direction of the proxy holders with respect to stockholder proposals presented at the annual meeting (other than proposals included in the Company's proxy statement).

BY-LAW AMENDMENTS

    On November 23, 1999, the Board of Directors amended the Company's By-laws. A copy of the by-law amendment has been filed by the Company as an exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 30, 1999.

    The by-laws were amended to provide that, notwithstanding anything to the contrary contained therein, the Company shall be subject to the provisions of
Section 50A of Chapter 156B of the General Laws of the Commonwealth of Massachusetts ("Section 50A").

    Under Section 50A, the Board of Directors has been divided into three classes with one class to be elected at each year's annual meeting of stockholders commencing as of the 2000 annual meeting. In addition to requiring a staggered Board, Section 50A provides, among other things, that (i) all vacancies in the Board shall be filled only by the Board, (ii) directors elected by the Board to fill vacancies shall hold office for the remainder of the term of the class of directors in which the vacancy occurred, (iii) no decrease in the number of directors constituting the Board may shorten the term of any incumbent director, (iv) the number of directors may be fixed only by the Board, and (v) directors may be removed by stockholders only for "cause" and by the affirmative vote of a majority of the shares outstanding and entitled to vote thereon. Section 50A defines "cause" as only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the company.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                    DETACH HERE

                                       PROXY

                                   BRADLEES, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Peter Thorner and David L. Schmitt, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Bradlees, Inc. to be held on May 31, 2000 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

----------------                                                 ------------
  SEE REVERSE                                                     SEE REVERSE
     SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
----------------                                                 -------------

BRADLEES, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                                   DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.


1. To elect as Class I Directors:

   NOMINEES: (01) J. Curry, (02) W. Ryckman, (03) L. Shahon

      FOR                     WITHHELD
      ALL     / /       / /   FROM ALL
   NOMINEES                   NOMINEES

/ / --------------------------------------
    For all nominees except as noted above


2. To approve the Company's 2000               FOR       AGAINST     ABSTAIN
   Stock Option and Incentive Plan.            / /         / /         / /


3. To appoint Arthur Andersen LLP as           FOR       AGAINST     ABSTAIN
   the Company's auditors for the fiscal       / /         / /         / /
   year ending February 3, 2001.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

Signature ______________ Date: _________ Signature ______________ Date: ______